[OPTICARE HEALTH SYSTEMS, INC. LOGO]

                                                                    Exhibit 99.1

                               Contact: Christopher J. Walls, Chief
                                  Administrative Officer and General Counsel
                               OptiCare Health Systems, Inc.
                               (203) 596-2236

FOR IMMEDIATE RELEASE

                   OPTICARE HEALTH SYSTEMS ANNOUNCES DEPARTURE
                    OF PRESIDENT AND CHIEF OPERATING OFFICER

WATERBURY, Conn., October 22, 2004 -- OptiCare Health Systems, Inc. (Amex: OPT)
today announced the departure of Lance A. Wilkes as President and Chief
Operating Officer of the Company. Wilkes will pursue opportunities in a specialty health care business in the hearing care industry and will consult with the Company on its Managed Care business. Mr. Wilkes' duties will be assumed by Christopher J. Walls, who will become President, Chief Administrative
Officer and General Counsel.

About OptiCare Health Systems, Inc.

OptiCare Health Systems, Inc. is an integrated eye care services company focused on vision benefits management, the distribution of OptiCare products to eye care professionals, and consumer vision services, including medical, surgical and optometric services and optical retail.

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private
Securities Litigation Reform Act of 1995. OptiCare Health Systems' actual results could differ materially from those expressed or indicated by forward-
looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the impact of current and future governmental regulations, risks related to the eye care industry, the Company's ability to successfully and profitably manage its operations, the risks related to managed care contracting, the ability of the Company to successfully raise capital on commercially reasonable terms and other factors. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ending December 31, 2003.

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